Exhibit 10.1

GLOBAL EAGLE ENTERTAINMENT INC.

2.75% Convertible Senior Notes due 2035

PURCHASE AGREEMENT

February 12, 2015

Piper Jaffray & Co.
As Representative of the

Several Initial Purchasers

c/o Piper Jaffray & Co.
U.S. Bancorp Center

800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $75,000,000 principal amount of its 2.75% Convertible Senior Notes due 2035 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $7,500,000 principal amount of its 2.75% Convertible Senior Notes due 2035 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 2.75% Convertible Senior Notes due 2035 granted to the Initial Purchasers in Section 2(a) hereof. The respective amounts of the Underwritten Securities to be so purchased by the several Initial Purchasers are set forth opposite their names on Schedule I hereto.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Initial Purchasers, that the several Initial Purchasers are willing, acting severally and not jointly, to purchase the numbers of Underwritten Securities set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Securities if you elect to exercise the option in whole or in part for the accounts of the several Initial Purchasers. The Underwritten Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein referred to as the “Securities”. The Securities will be issued pursuant to an Indenture to be dated on or about February 18, 2015 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), cash or a combination thereof.

Concurrently with this offering of the Securities, certain of our stockholders are offering 3,300,000 shares of our Common Stock (or up to 3,795,000 shares of our Common Stock if the underwriters for that offering exercise their overallotment option in full) in an underwritten public offering (the “Concurrent Equity Offering”). Neither offering is contingent upon the completion of the other.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	OFFERING BY THE INITIAL PURCHASERS.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated February 9, 2015 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated the date hereof (the “Offering Memorandum”), setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Schedule II hereto.

2.	PURCHASE AND RESALE OF THE SECURITIES.

(a)          The Company agrees to issue and sell the Underwritten Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a price equal to 98.667% of the principal amount thereof plus accrued interest, if any, from February 18, 2015 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

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If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Initial Purchaser shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such amount increased as set forth in Section 8 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with Section 8 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)          The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)          it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act; and

(iii)        it has not sold, and will not sell, the Securities as part of its initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c)          Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(b) and (c), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of each Initial Purchaser, and compliance by each Initial Purchaser with its agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)          The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

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(e)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Securities, at the offices of Goodwin Procter LLP, 620 8th Ave, New York, NY 10018 at 10:00 A.M. New York City time on February 18, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for any such payment for the Option Securities, if other than the Closing Date, is herein referred to as an “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”). The Global Note will be made available for inspection by the Representative at the office of Piper Jaffray & Co. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Initial Purchasers as follows:

(a)          The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 hereof.

(b)          The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

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(c)          The Company (including its agents and representatives, other than any Initial Purchaser in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Schedule II hereto, including a term sheet substantially in the form of Schedule III hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 hereof. Each such Issuer Written Communication, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Time of Sale Information or the Offering Memorandum, including any document incorporated by reference therein.

(d)          As of the date of the Offering Memorandum and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 hereof.

(e)          The documents incorporated, or to be incorporated, by reference in the Offering Memorandum or the Time of Sale Information, at the time filed with the Commission conformed, or will conform, in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable.

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(f)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum. Each of the subsidiaries of the Company listed in Exhibit A hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum. The Subsidiaries, including all subsidiaries thereof, are the only subsidiaries, direct or indirect, of the Company. The Subsidiaries listed in Exhibit A hereto are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent or burden or impair in any material respect the consummation of the transactions contemplated by and the performance by the Company of its obligations under, the Transaction Documents (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(g)          The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase or acquire any securities of the Company that have not been waived in writing. The offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(h)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Information and the Offering Memorandum. All of the Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum. Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities, except for shares of Common Stock issued pursuant to the exercise of currently outstanding options or warrants or other stock-based awards under the Company’s equity incentive plans; (ii) incurred any material liability or material obligation, direct or contingent, for borrowed money, other than pursuant existing lines of credit of the Company or its Subsidiaries in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

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(i)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Offering Memorandum, Time of Sale Information, Offering Memorandum and other materials, if any, permitted under the Securities Act and consistent with Section 4(a)(i) hereof.

(j)          The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Time of Sale Information and the Offering Memorandum., comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared, in all material respects, in accordance with United States generally accepted principles of accounting (“GAAP”) or International Financial Reporting Standards as adopted by the European Union (“IFRS”), as applicable, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the consolidated subsidiaries. The pro forma financial statements and other pro forma financial information included in the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the information shown therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the, in the opinion of the Company, assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Time of Sale Information and the Offering Memorandum regarding “non-GAAP” or “non-IFRS” financial measures (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Time of Sale Information and the Offering Memorandum. There are no financial statements (historical or pro forma) that would be required to be included in the Time of Sale Information or Offering Memorandum, if each of the Time of Sale Information and Offering Memorandum were a prospectus on Form S-3 under the Securities Act, that are not included or incorporated by reference. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents, in all material respects, the information called for and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

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(k)          (1) Ernst & Young LLP who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Securities Act, (2) Rose, Snyder & Jacobs LLP who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Time of Sale Information and the Offering Memorandum, has advised the Company that it was an independent registered public accounting firm with respect to Row 44, Inc. during the period covered by such financial statements within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB as required by the Securities Act and (3) Ernst & Young GmbH Wirtschaftsprufungsgesellschaft who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Time of Sale Information and the Offering Memorandum, has advised the Company that it was an independent auditor with respect to Advanced Inflight Alliance AG and its subsidiaries during the period covered by such financial statements within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB as required by the Securities Act.

(l)          The Company is in material compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Capital Market thereunder (collectively, the “Sarbanes-Oxley Act”). The Company has taken all reasonably necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(m)          Except as disclosed in the Time of Sale Information and the Offering Memorandum, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act to be described in the Time of Sale Information and the Offering Memorandum that are not so described in the Time of Sale Information and the Offering Memorandum. There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Time of Sale Information and the Offering Memorandum or described in the Time of Sale Information and the Offering Memorandum that are not so filed as exhibits to the Offering Memorandum or described in the Time of Sale Information and the Offering Memorandum. Each description of a contract, document or other agreement in the Time of Sale Information and the Offering Memorandum accurately reflects in all material respects the terms of the underlying contract, document or other agreement to the extent required under the Securities Act to be described therein.

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(n)          The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Time of Sale Information and the Offering Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Time of Sale Information and the Offering Memorandum or which are not material in amount or would not materially interfere with the use made and proposed to be made of such properties or assets by the Company and the Subsidiaries. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Time of Sale Information and the Offering Memorandum.

(o)          The Company and the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, except where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, and the Company does not know of any actual or proposed additional material tax assessments. To the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(p)          Since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, as each may be amended or supplemented, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and (C) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(q)          The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(r)          Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or the Subsidiaries, or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities (and the issuance of the Underlying Securities upon conversion thereof) and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (ii) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets except, in the case of (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)          The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability company or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(t)          The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

(u)          The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(v)         Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

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(w)         The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Information and the Offering Memorandum.

(x)          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company of the Transaction Documents and for the consummation of the transactions contemplated by the Transaction Documents, including the issuance or sale of Securities by the Company (and the issuance of the Underlying Securities upon conversion thereof) has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Securities for offering by the Initial Purchasers under state securities or Blue Sky laws).

(y)          Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries (A) hold all licenses, registrations, certificates and permits from federal, state, local, foreign and international governmental and regulatory authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(z)          The Company and the Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the Time of Sale Information and the Offering Memorandum, except where the failure to own or possess such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Time of Sale Information and the Offering Memorandum, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

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(aa)         To the Company’s knowledge, none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(bb)         Except as described in the Time of Sale Information and the Offering Memorandum, the Company and the Subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules, regulations, or written guidance applicable to the Company and the Subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed or service provided by the Company (“Applicable Laws”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any government, regulatory body or administrative agency or other governmental body having authority over the Company or the Subsidiaries (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

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(cc)         Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Common Stock to facilitate the sale or resale of the Securities. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Securities and the Common Stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(dd)         Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Time of Sale Information and the Offering Memorandum, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(ee)         Except as described in the Time of Sale Information and the Offering Memorandum, including the documents incorporated by reference therein, the Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or IFRS, as applicable, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or IFRS, as applicable, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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(ff)         The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(gg)         The statistical, industry-related and market-related data included in the Time of Sale Information and the Offering Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(hh)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ii)           Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

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(jj)          Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries: (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (B) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (C) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance in all material respects with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)         The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ll)          (A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (I) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (II) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (C) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (D) each Plan that is intended to be qualified in all material respects under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(mm)      (A) The Company and each Subsidiary have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”) except where the failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (C) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (I) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (II) which is otherwise material; and no such proceeding has been threatened in writing or is known to be contemplated; (D) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (E) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a Material Adverse Effect.

(nn)         The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(oo)         There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person that would be required to be described in the Time of Sale Information and the Offering Memorandum if the Time of Sale Information and the Offering Memorandum were a prospectus on Form S-3 under the Securities Act, which have not been described in such documents.

(pp)         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(qq)        No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(rr)         Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ss)         On the Closing Date or any Additional Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(tt)          None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(uu)         None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(vv)         Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ww)       No approval of the shareholders of the Company under the Exchange Rules is required for the Company to issue and deliver to the Initial Purchasers the Securities.

(xx)         There are no securities or preferred stock of or guaranteed by the Company, any Subsidiary that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchasers.

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4.	COVENANTS OF THE COMPANY.

(a)          The Company covenants and agrees with the several Initial Purchasers that:

(i)          The Company will (A) not distribute any proposed Time of Sale Information, Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations and (B) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Time of Sale Information and prior to the completion of the initial distribution of the Securities pursuant to this Agreement by the Initial Purchasers (the “Offering Memorandum Delivery Period”).

(ii)         Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(iii)        During the Offering Memorandum Delivery Period, the Company will advise the Representative promptly (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the institution of any proceeding for that purpose; (ii) the occurrence of any event as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such order referred to in clause (i) and (iii) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(iv)        The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (A) qualify as a foreign corporation, (B) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

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(v)         The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Offering Memorandum, any other Time of Sale Information and any Issuer Written Communication as the Representative may reasonably request. The Company will deliver to the Initial Purchasers such number of copies of the Offering Memorandum, including documents incorporated by reference therein, and all amendments thereto, as the Representative may reasonably request.

(vi)        The Company will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Offering Memorandum so long as the offering and this Agreement are not terminated. If at any time during the Offering Memorandum Delivery Period any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing at the time the Offering Memorandum is delivered to a purchaser, not misleading or if it is necessary at any time to amend or supplement the Offering Memorandum to comply with any law, the Company will promptly either (A), prepare and furnish to the Initial Purchasers an appropriate amendment or supplement to the Offering Memorandum or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Offering Memorandum so that the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading, or so that the Offering Memorandum will comply with applicable law.

(vii)       If the Time of Sale Information is being used to solicit offers to buy the Securities at a time when the Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Preliminary Offering Memorandum, or if it is necessary at any time to amend or supplement the Time of Sale Information to comply with any law, the Company promptly will either (A) prepare and furnish to the Initial Purchasers and any dealers an appropriate amendment or supplement to the Time of Sale Information or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Time of Sale Information so that the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Preliminary Offering Memorandum, or so that the Time of Sale Information will comply with applicable law.

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(viii)       The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months from the date of the Offering Memorandum, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the date of the Offering Memorandum, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act and will advise you in writing when such statement has been so made available.

(ix)         Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Preliminary Offering Memorandum, Time of Sale Information and the Offering Memorandum; provided that, such financial statements described in this subsection (ix) shall only be provided the Initial Purchaser if such financial statements are not otherwise publicly available.

(x)           While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(xi)          No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) other than (i) pursuant to equity incentive plans as in existence on the date of this Agreement, (ii) pursuant to the exchange, exercise or conversion of warrants or convertible securities outstanding as of the date of this Agreement, (iii) pursuant to the filing of one or more registration statements on Form S-8 with the Commission, (iv) the offer and sale of the Common Stock pursuant to the Concurrent Equity Offering, (v) the Securities to be sold hereunder and any shares of Common Stock of the Company issued in connection with conversions pursuant to the Indenture, (vi) the issuance of up to an aggregate of 2.0 million shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for an aggregate of no more than 2.0 million shares of Common Stock or derivative of up to 2.0 million shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, including, without limitation, the issuance of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock to finance any such acquisition or other strategic corporate transaction, provided that each recipient of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock pursuant to this clause or (vi) shall execute and deliver to the Representative a letter substantially in the form attached hereto as Exhibit B, will be made for a period of 90 days after the date of the Offering Memorandum, directly or indirectly, by the Company otherwise than contemplated hereunder or with the prior written consent of the Representative, provided that the foregoing restrictions will not restrict the Company from, during such 90-day restricted period, making an offer or entering into an agreement, understanding, contract, commitment or arrangement to sell shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock after such 90-day period in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, including, without limitation, the issuance of shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock to finance any such acquisition or other strategic corporate transaction.

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(xii)       The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon the conversion of the Securities. For so long as the Company’s Common Stock is then listed on the NASDAQ Capital Market, the Company will use its best efforts to list the Underlying Securities, subject to notice of issuance, on the NASDAQ Capital Market.

(xiii)       The Company has caused each officer, director and stockholder of the Company listed on Schedule IV to execute and deliver to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”).

(xiv)       The Company will assist the Representative in arranging for the Securities to be eligible for clearance and settlement through DTC.

(xv)         During the period from the Closing Date until one year after the Closing Date or any Additional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(xvi)       None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(xvii)       None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(xviii)      The Company shall not conduct its business in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

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(xix)       The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xx)        The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

(xxi)       Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business, operations or prospects, or the offering of the Securities, without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or by NASDAQ Capital Market rules, in which case the Company shall use its reasonable best efforts to allow the Initial Purchasers reasonable time to comment on such release or other communication in advance of such issuance.

(b)       Each Initial Purchaser will not use any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Schedule II or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

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5.	COSTS AND EXPENSES.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Initial Purchasers, all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company and fees and disbursements of the Company’s auditors incurred in delivering the letters described in Section 6(e) and (f); (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon; (iv) any reasonable roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Initial Purchasers copies of the Preliminary Offering Memorandum, Time of Sale Information, Offering Memorandum, any Issuer Written Communication, this Agreement, the Transaction Documents, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) all expenses and application fees related to the listing of the Underlying Securities on the NASDAQ Capital Market, if any; (viii) the costs and charges of any transfer agent, registrar, depositary, trustee and any of their respective counsels; (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (x) $250,000 to the Initial Purchasers for certain out-of-pocket expenses incurred in connection with the offering of the Securities; (xi) all other costs and expenses of the Company incident to the performance of its obligations hereunder and the other Transaction Documents that are not otherwise specifically provided for herein; and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation in Section 3(e) hereof). If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Initial Purchaser, the Company shall reimburse the several Initial Purchasers for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Initial Purchasers for damages on account of loss of anticipated profits from the sale by them of the Securities.

6.	CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASERS.

The several obligations of the Initial Purchasers to purchase the Underwritten Securities on the Closing Date and the Option Securities, if any, on any Additional Closing Date are subject to the accuracy, as of the Time of Sale, on the Closing Date, or the applicable Additional Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and other obligation hereunder and to the following additional conditions:

(a)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any nature by a federal or state court of competent jurisdiction shall have been issued, as of the Closing Date or any Additional Closing Date, as the case may be, which would prevent the sale of the Securities.

(b)          The Representative shall have received on the Closing Date or any Additional Closing Date, as the case may be, the opinion and 10b-5 statement of McDermott Will & Emery LLP, counsel for the Company dated the Closing Date or any Additional Closing Date, as the case may be, addressed to the Initial Purchasers (and stating that it may be relied upon by counsel to the Initial Purchasers), in form and substance as previously agreed with the Representative.

(c)          The Representative shall have received from Goodwin Procter LLP, counsel for the Initial Purchasers, an opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(d)          The Representative shall have received on the Closing Date or any Additional Closing Date, as the case may be, the opinion of the Senior Vice President and General Counsel of the Company dated the Closing Date or any Additional Closing Date, as the case may be, addressed to the Initial Purchasers, in form and substance as previously agreed with the Representative.

(e)          You shall have received, on the date hereof, the Closing Date and, if applicable, any Additional Closing Date, a letter dated the date hereof, the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young LLP confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Time of Sale Information and the Offering Memorandum.

(f)          You shall have received, on the date hereof, the Closing Date and, if applicable, any Additional Closing Date, a letter dated the date hereof, the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Rose, Snyder & Jacobs LLP confirming that it was an independent registered public accounting firm with respect to Row 44, Inc. during the period covered by such financial statements within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Time of Sale Information and the Offering Memorandum.

(g)          You shall have received, on the date hereof, the Closing Date and, if applicable, any Additional Closing Date, a letter dated the date hereof, the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young GmbH Wirtschaftsprufungsgesellschaft confirming that it was an independent auditor with respect to Advanced Inflight Alliance AG and its subsidiaries during the period covered by such financial statements within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Time of Sale Information and the Offering Memorandum.

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(h)           You shall have received, on the date hereof, a copy of the receipt of a letter or other evidence of the consent under the Loan and Security Agreement dated December 22, 2014, among Citibank, N.A., the Company and the guarantors set forth therein, as further described in the Time of Sale Document and the Offering Memorandum, allowing for the offering and sale and for the Company to make payment in respect of, the Securities.

(i)           The Representative shall have received on the Closing Date and, if applicable, any Additional Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or any Additional Closing Date, as the case may be, each of them severally represents as follows:

(i)         The representations and warranties of the Company contained in Section 3 hereof are true and correct as of the Closing Date or any Additional Closing Date, as the case may be;

(ii)       Such officer has carefully examined the Time of Sale Information and, in his or her opinion, as of the Time of Sale, the statements contained in the Time of Sale Information did not contain any untrue statement of a material fact, and such Time of Sale Information did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such officer makes no representations or warranties as to information contained in or omitted from the Time of Sale Information, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof;

(iii)      Such officer has carefully examined the Offering Memorandum and, in his or her opinion, as of its date and the Closing Date or the applicable Additional Closing Date, as the case may be, the Offering Memorandum and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such officer makes no representations or warranties as to information contained in or omitted from the Offering Memorandum, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof; and

(iv)      Since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, assets, rights, operations, or financial condition of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

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(j)          The Representative shall have received on each of the date hereof, the Closing Date and, if applicable, any Additional Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit C.

(k)          The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(l)          The Securities shall be eligible for clearance and settlement through DTC.

(m)        The Lockup Agreements described in Section 4(a)(xiii) hereof have been received by the Representative and are in full force and effect.

All such opinions, certificates, letters and other documents mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are satisfactory in the reasonable judgment of the Representative and counsel for the Initial Purchasers.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchasers hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or any Additional Closing Date, as the case may be. In such event, the Company and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	INDEMNIFICATION.

(a)          The Company agrees:

(i)          to indemnify and hold harmless each Initial Purchaser, the affiliates, directors and officers of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto, or in any materials or information provided to investors by, at the instruction of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), or (B) with respect to the Offering Memorandum or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto or the Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Offering Memorandum, any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto, or Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

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(ii)         to reimburse each Indemnified Party upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Initial Purchasers were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Initial Purchasers will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Initial Purchaser severally and not jointly will indemnify and hold harmless the Company, its affiliates, directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (each an “Initial Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which the Initial Purchaser Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto, or in any Marketing Materials, or (B) with respect to the Offering Memorandum or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto, or in any Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Initial Purchaser Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Offering Memorandum, any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the commencement thereof. No indemnification provided for in Section 7(a), (b), (d) or (e) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), (d) or (e) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (e) (in the case where any Initial Purchaser is an Indemnified Party) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) or (e) (in the case where the Company is an Indemnified Party) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)          To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total initial purchasers’ discounts and commissions received by the Initial Purchasers, as provided in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the initial purchaser discounts and commissions applicable to the Securities purchased by such Initial Purchaser and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(e)          In any proceeding relating to the Offering Memorandum, any Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, or any such amendment or supplement thereto, or any Marketing Materials each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company irrevocably appoints the Company’s General Counsel as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(f)          Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser, its affiliates, directors or officers or any person controlling any Initial Purchaser, the Company, its affiliates, directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser, its affiliates directors or officers or any person controlling any Initial Purchaser, or to the Company, its affiliates, directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.	DEFAULT BY INITIAL PURCHASERS.

If on the Closing Date or any Additional Closing Date, as the case may be, any Initial Purchaser shall fail to purchase and pay for the portion of the aggregate principal amount of Securities which such Initial Purchaser has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Initial Purchasers, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Initial Purchasers, or any others, to purchase from the Company, the Securities which the defaulting Initial Purchaser or Initial Purchasers failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Initial Purchasers, or any others, to purchase the aggregate principal amount of Securities agreed to be purchased by the defaulting Initial Purchaser or Initial Purchasers, then (a) if the aggregate principal amount of Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of Securities to be purchased on the Closing Date or any Additional Closing date, as the case may be, the other Initial Purchasers shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers failed to purchase, or (b) if the aggregate principal amount of Securities with respect to which such default shall occur exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date or any Additional Closing Date, as the case may be, the Company or you as the Representative of the Initial Purchasers will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Initial Purchasers and the Company, except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Initial Purchaser or Initial Purchasers, as set forth in this Section 8, the Closing Date or any Additional Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Time of Sale Information or the Offering Memorandum or in any other documents or arrangements may be effected. The term “Initial Purchaser” includes any person substituted for a defaulting Initial Purchaser. Any action taken under this Section 8 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

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9.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopies or telegraphed and confirmed as follows: (a) if to the Initial Purchasers, to the Representative c/o Piper Jaffray & Co., 345 Park Avenue, New York, New York 10154, Attention: TMT Equity Capital Markets, fax: (646) 607-4168 , with a copy to: (i) Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Avenue, Minneapolis, Minnesota 55402, Attention: General Counsel, fax: (612) 303-8199 and (ii) (which shall not constitute notice), Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: James P. Barri, fax: (617) 523-1231; (b) if to the Company, to Global Eagle Entertainment Inc., 4553 Glencoe Avenue, Los Angeles, California 90292, Attention: General Counsel, with a copy to: McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, Attention: Joel L. Rubinstein, Esq., fax: (212) 547-5444.

10.          EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.          TERMINATION. This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Additional Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Time of Sale Information or the Offering Memorandum, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT or the NASDAQ Capital Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) the suspension of trading of the Company’s common stock by the NASDAQ Capital Market, the Commission or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 8 of this Agreement.

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12.         SUCCESSORS. This Agreement has been and is made solely for the benefit of the Initial Purchasers and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign merely because of such purchase.

13.         INFORMATION PROVIDED BY INITIAL PURCHASERS. The Company and the Initial Purchasers acknowledge and agree that the only information furnished or to be furnished by any Initial Purchaser to the Company for inclusion in the Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum consists of the information set forth in the sixth paragraph, the fourth sentence of the seventh paragraph, and paragraphs eleven and twelve under the caption “Plan of Distribution” in the Offering Memorandum.

14.         MISCELLANEOUS.

(a)         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Indemnified Party, or by or on behalf of an Initial Purchaser Indemnified Party and (iii) delivery of and payment for the Securities under this Agreement.

(b)         The Company acknowledges and agrees that each Initial Purchaser in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company do not intend such Initial Purchaser to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

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(c)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(e)          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(f)          In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(g)          The Initial Purchasers, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

33

(h)          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Neither this Agreement nor any terms hereof may be amended except pursuant to a written instrument executed by the Company and the Representative on behalf of the Initial Purchasers. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Initial Purchasers in accordance with its terms.

34

Very truly yours,

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Jay Itzkowitz
Name:	Jay Itzkowitz
Title:	Senior Vice President and General Counsel

The foregoing Purchase Agreement
is hereby confirmed and accepted as
of the date first above written.

INITIAL PURCHASERS

As Representative of the several
Initial Purchasers listed on Schedule I hereto

PIPER JAFFRAY & CO.

By:	/s/ Martin C. Alvarez
Name:	Martin C. Alvarez
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INITIAL PURCHASERS

Initial Purchaser	Principal Amount of Securities

Piper Jaffray & Co.	$60,000,000
Macquarie Capital (USA) Inc.	$15,000,000
Total:	$75,000,000

SCHEDULE II

WRITTEN COMMUNICATIONS

None.

SCHEDULE III

PRICING TERM SHEET

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED February 12, 2015

GLOBAL EAGLE ENTERTAINMENT INC.

$75,000,000 PRINCIPAL AMOUNT OF

2.75% CONVERTIBLE SENIOR NOTES DUE 2035

The information in this pricing term sheet supplements Global Eagle Entertainment Inc.’s preliminary offering memorandum, dated February 9, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including the documents incorporated by reference therein. References to “Global Eagle,” “Global Eagle Entertainment,” “the Company,” “we,” “us,” “our” and similar terms refer to Global Eagle Entertainment Inc. and not to any of its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Global Eagle Entertainment Inc., a Delaware corporation.

Trading of Our Common Stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “ENT”.

Securities:	2.75% Convertible Senior Notes due 2035 (the “notes”).

Principal Amount:	$75.0 million (or $82.5 million aggregate principal amount if the initial purchasers’ exercise their option to purchase up to an additional $7.5 million principal amount of notes in full).

Issue Price:	100% of principal, plus accrued interest, if any from February 18, 2015.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Maturity:	February 15, 2035, unless earlier converted, redeemed or repurchased.

Optional Redemption:	We may not redeem the notes prior to February 20, 2019. We may at our option redeem all or part of the notes at any time (1) on or after February 20, 2019 if the last reported sales price per share of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption and (2) on or after February 20, 2022 regardless of the sale price condition described in clause (1), in each case, at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase of Notes at Your Option on Specified Dates:	On February 20, 2022, February 20, 2025 and February 20, 2030, holders may require us to repurchase all or a portion of their notes in integral multiples of $1,000 at a repurchase price in cash equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. To exercise such right, a holder must deliver notes and a written repurchase notice to the paying agent no later than the second business day immediately preceding the relevant repurchase date.

Fundamental Change Permits Holders to Require Us to Repurchase Notes:	If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Repurchase at the Option of the Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash all or a portion of your notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. To exercise such right, a holder must deliver notes and a written repurchase notice to the paying agent no later than the second business day immediately preceding the relevant fundamental change repurchase date.

Interest and Interest Payment Dates:	2.75% per year. Interest will accrue from February 18, 2015 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015.

Regular Record Dates:	February 1 and August 1 of each year, as the case may be, immediately preceding each interest payment date.

Lasted Reported Sale Price on February 11, 2015:	$12.95 per share.

Initial Conversion Rate:	53.9084 shares of common stock per $1,000 principal amount of notes, subject to adjustment in some events, but will not be adjusted for accrued interest.

Initial Conversion Price:	Approximately $18.55 per share of common stock, subject to adjustment in some events, but will not be adjusted for accrued interest.

Conversion Premium:	Approximately 40% above the public offering price of our common stock in the concurrent offering of our common stock by certain of our stockholders described below.

Settlement Method for Conversions:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

Joint Book-Running Managers:	Piper Jaffray & Co. Macquarie Capital (USA) Inc.

Pricing Date:	February 12, 2015.

Trade Date:	February 12, 2015.

Expected Settlement Date:	February 18, 2015.

CUSIP Number (144A):	37951D AA0

ISIN (144A):	US37951DAA00

Listing:	None.

Use of Proceeds:

We estimate that the net proceeds from the offering of notes will be approximately $72.3 million (or $79.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering of notes for working capital and general corporate purposes, including possible acquisitions, ongoing and future capital investments in new product development and technologies, and costs associated with expanding our customer base in new and emerging markets. However, we have no current commitments or obligations with respect to any acquisitions.

Concurrent Offering of Common Stock:	Concurrently with the offering of the notes, certain of our stockholders are offering 3,300,000 shares of our common stock (3,795,000 shares if the underwriters in the concurrent offering exercise in full their option to purchase additional shares to cover over-allotments) at a public offering price of $13.25 per share of common stock pursuant to a prospectus supplement in an underwritten public offering. This number of shares is reduced by 5,000,000 shares from the number of shares we previously announced were being sold in this offering because PAR Investment Partners, L.P. elected not to sell any of its shares in this offering based on the price at which the shares are being offered. Neither offering is contingent upon the completion of the other. We cannot assure you that the concurrent selling stockholder common stock offering will be completed or, if completed, on what terms it will be completed. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders in the concurrent offering. As part of the underwriting procedures, PAR Investment Partners, L.P., all selling stockholders and all of our executive officers and directors have agreed to lock-up agreements for a period of 90 days following the offering.

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

If the effective date of a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) occurs prior to February 20, 2022, and a holder elects to convert its notes in connection with such make-whole fundamental change or if we issue a notice of redemption prior to February 20, 2022, and a holder elects to convert notes during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock.

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes:

Effective Date / Redemption Notice	Stock Price
Date	$13.25	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00
February 18, 2015	21.5638	17.5593	10.5335	6.8060	4.6023	2.2643	1.1500	0.5660	0.2479	0.0783
February 15, 2016	21.5638	17.0920	9.9560	6.2700	4.1437	1.9540	0.9490	0.4415	0.1791	0.0514
February 15, 2017	21.5638	16.7447	9.4030	5.7340	3.6833	1.6505	0.7596	0.3283	0.1170	0.0239
February 15, 2018	21.5638	16.4227	8.7805	5.1260	3.1700	1.3295	0.5708	0.2232	0.0647	0.0060
February 15, 2019	21.5638	15.9847	7.9500	4.3476	2.5440	0.9738	0.3798	0.1270	0.0246	0.0000
February 15, 2020	21.5638	15.2760	6.7185	3.2844	1.7583	0.5898	0.1994	0.0493	0.0023	0.0000
February 15, 2021	21.5638	14.0860	4.6785	1.7832	0.8147	0.2303	0.0620	0.0063	0.0000	0.0000
February 19, 2022	21.5638	12.7580	0.6220	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case

•	If the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption dates, as the case may be, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $80.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $13.25 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 75.4722 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting Piper Jaffray & Co. at 800-747-3924.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULE IV

PERSONS TO DELIVER LOCKUP AGREEMENTS

David M. Davis

Michael Zemetra

Edward L. Shapiro

Louis Belanger-Martin

Harry E. Sloan

Jeff Sagansky

Jeffrey A. Leddy

Jeffrey E. Epstein

Robert W. Reding

EXHIBIT A

SUBSIDIARIES

1)	Global Eagle Entertainment Inc.
2)	Global Eagle Entertainment Luxembourg I S.à r.l.
3)	Global Eagle Entertainment Luxembourg II S.à r.l.
4)	Global Eagle Entertainment GmbH
5)	Global Entertainment GmbH
6)	Entertainment in Motion, Inc.
7)	Emphasis Video Entertainment Ltd.
8)	DTI Software Inc.
9)	Inflight Production Ltd.
10)	Inflight Production, Inc.
11)	Post Modern Edit, Inc.
12)	Row 44, Inc.
13)	IFES Acquisition Corp. Limited
14)	Travel Entertainment Group Equity Ltd
15)	Travel Entertainment Group Acquisitions Ltd
16)	Travel Entertainment Group Ltd
17)	IFE Holdings Ltd
18)	IFE Services Ltd (UK)

EXHIBIT B

LOCK-UP AGREEMENT

February ___, 2015

Piper Jaffray & Co.

As Representative of the

Several Initial Purchasers

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co., as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”), proposes to enter into a Purchase Agreement with Global Eagle Entertainment Inc. (the “Company”), providing for the private offering (the “Private Offering”) by the Initial Purchasers, including the Representative, of Convertible Senior Notes (the “Notes”) of the Company that are convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”).

To induce the Initial Purchasers to continue their efforts in connection with the Private Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock (other than a broad-based market basket or index).

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final offering memorandum relating to the Private Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities if the transfer does not trigger any public filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure reporting a reduction in beneficial ownership of Common Stock, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is by (i) gift, will or intestacy, (ii) to a trust, the beneficiary of which is the undersigned or an immediate family member of the undersigned or (iii) distribution to partners, members or shareholders of the undersigned or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; provided, however, it shall be a condition to the transfer (other than by will or intestacy) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

Furthermore, notwithstanding the foregoing, the transfer restrictions on the undersigned’s shares referenced above shall not apply to (i) transfers of shares of Common Stock in the public offering by Piper Jaffray & Co., as representative of several underwriters, of the Company’s Common Stock, contemplated by the preliminary prospectus supplement dated February 9, 2015, (ii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”) of the Exchange Act, provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to such 10b5-1 Plan prior to the expiration of the Lock-Up Period, (iii) sales pursuant to any 10b5-1 Plan existing on the date hereof in an amount not to exceed 15,000 shares in the aggregate, (iv) the exercise of stock options pursuant to the Company’s equity incentive plans in effect on the date hereof or warrants effected by means of net share settlement, cashless exercise, or by the delivery or sale of shares held by the undersigned or (v) transfers to the Company to satisfy tax withholding obligations upon vesting of restricted stock awards or restricted stock units or exercise of stock options; provided, however, that any public filing or public disclosure required to disclose any transactions pursuant to clause (iv) and (v) of this paragraph, including but not limited to Form 4 of Section 16 of the Exchange Act, shall contain the appropriate codes and disclosures indicating that such shares are being transferred to the Company.

If the undersigned is an officer or director of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, it will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the shares of Common Stock subject to the restrictions set forth in this Lock-Up Agreement except in compliance with the foregoing restrictions.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Private Offering, and any other action taken by the Company in connection with the proposed Private Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Notwithstanding anything herein to the contrary, if the closing of the Private Offering has not occurred prior to February 28, 2015, this agreement shall be of no further force or effect.

[Signature Page Follows]

Signature:

Print Name:

Title (if applicable):